Equity Interest Transfer Agreement

Contract number: 20190904

Party A: Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

Unified Social Credit Code: 91440300MA5DNJAB9E.

Legal Representative: Yumin Lin

Party B: Xingwen Wang

Address: *********************

National ID: *********************

Party C: Fortune Valley Treasures, Inc.

Legal Representative: Yumin Lin

Yunnan Makaweng Wine & Spirits Co., Ltd. (hereinafter referred to as “Target Company”) is a limited liability company registered on September 10, 2015 with a registered capital of RMB 5 million, of which Party B holds 51% of equity interests of the Target Company.

According to the “Company Law of the People’s Republic of China” and the “Contract Law of the People’s Republic of China”, the three parties have reached an agreement, on the basis of friendly negotiations, equality and mutual benefits, Party B transfers 51% of its shares equity held in the Target Company to Party A with the following terms and conditions:

Article 1: Amount of equity transfer, consideration and shares delivery

Party B shall transfer 51% of the equity of the Target Company it holds to Party A. The consideration for the equity transfer is the additional shares to be issued by Party C (Stock Symbol: FVTI). The delivery of Party C’s shares to Party B shall be deemed as completion of delivery obligation of Party A. The actual amount of shares delivered by Party C shall be implemented in accordance with Article 4 of this Agreement.

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Article 2: Registration of shareholding changes

Party B shall cooperate with the Target Company to record the relevant matters of Party A in the shareholders’ register of the Target Company within 15 days after the effective date of this Agreement. Party B shall cooperate with the Target Company to register the equity transfer with the registration authority, to change Party A as a new shareholder of the Target Company, sign and provide all necessary documents related to the equity transfer. Unless causing a breach of this Agreement, Party A shall also make necessary modifications on the relevant documents according to the requirements of the registration authority.

Article 3: Restrictions on the transfer of shares held by Party B

The shares held by Party B shall not be disposed or transferred within three years from the date of delivery by Party A. During the fourth year from the date of delivery by Party A, the amount of shares disposed by Party B shall not exceed 30% of the total number of shares it held. During the fifth year from the date of delivery, the amount of shares disposed by Party B shall not exceed 60% of the total number of shares it held.

Party B’s transfer of shares must comply with the provisions of the preceding paragraph and comply with the U.S. laws and requirements of relevant authorities.

Article 4: Management of the Target Company, the delivery of shares and the performance of the Target Company after the equity transfer

After the equity transfer, the Target Company shall set up a board of directors, which consists of five members. The chairman shall be Xingwen Wang; the directors shall be Yongjun Sheng, Donghui Deng, Haibo Hong, Lin Wei, Jianhua Wang and Shengqian Zhang; the supervisor of the Target Company shall be Kaihong Lin. The Target Company’s external guarantee, external financing, major asset disposal, appointment or dismissal of the financial person in charge must be approved by the board of directors.

Within [15] working days after the equity transfer, Party A shall make corresponding amendments to the Articles of Association of the Target Company and make corresponding changes to the registration authority.

Party A agrees that after the equity transfer, the legal representative of the Target Company will not be changed, and Xingwen Wang will still be the director, and Xingwen Wang will also serve as the manager of Target Company. Party A has the right to supervise the operation and management of the Target Company.

Party A and Party B agreed that the net profit of the Target Company in 2020 will be 5 million yuan as the performance target.

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The amount of shares delivered by Party A to Party B is determined according to the net profit of the Target Company’s 2020 annual report. The specific calculation criteria are as follows:

Number of Issuance Shares = A x 51% x 20 x B ÷ C

For the purpose of the foregoing formula:

A = Audited net annual profit of the Target Company in fiscal year 2020.

B = The daily average middle exchange rate of U.S. Dollars to Chinese Yuan published by the State Administration of Foreign Exchange of the People’s Republic of China on December 31, 2020.

C = The closing price of FVTI’s common stock on December 31, 2020.

Article 5: Representations and warranties

1. Party B represents and warrants that the transfer of equity interests to Party A under this Agreement has obtained the consent of the other shareholders of the Target Company, and the other shareholders of the Target Company have promised in writing to waive their preemptive rights under the same conditions.

2. Party B represents and warrants that it has transferred full rights of equity interests to Party A, and does not set any pledge or other secured claims and other circumstances that affect the effectiveness of the equity transfer.

3. Party B represents and warrants that the creditor’s rights and legal disputes existing before the signing of this Agreement are not related to Party A.

Articles 6: Confidentiality

1. In this Agreement, all parties (Parties A, B and C) have an obligation of confidentiality to all information obtained from each other, including but not limited to information on the operations, financial matters, trade secrets, technology secrets. No party shall publish or use information unless required by law or judicial authorities.

2. When parties (Parties A, B and C) disclose or publicize matters on this transfer of equity interest, they shall adopt a unified manner through consultation to ensure that the goodwill of the parties is not impaired. Without the consent of other parties, no party may publish any statements or languages regarding this transfer of equity interests.

Article 7: Expenses

The expenses incurred in this equity transfer shall be borne by Party A, and Party B shall be obliged to cooperate with the above work progress.

Article 8: Breach of contract

1. If Party A breaches any of the representations, warranties and other obligations under this Agreement and causes losses to other parties, Party A shall compensate the relevant parties for all the financial losses suffered thereby.

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2. If Party B breaches any of the representations, warranties and other obligations under this Agreement, and causes Party A not be able to transfer the equity interests under this Agreement, Party B shall return to Party A all the considerations received and compensate Party A for all the financial losses suffered by Party A.

Article 9: Delivery of relevant documents

In the process of fulfilling this Agreement, notices should be delivered to the following:

Party A’s recipient: Donghui Deng, Telephone No: ***************

Party A’s address: 13th Floor, Building B1, Qiaofang Road, Qiaoxiang Road, Nanshan District, Shenzhen

Party B’s recipient: Xingwen Wang, Telephone No.: ***************

Party’s B address:

Party C’s recipient: Donghui Deng, Telephone No: ***************

Party C’s address: 13th Floor, Building B1, Qiaofang Road, Qiaoxiang Road, Nanshan District, Shenzhen

Party D’s recipient: Donghui Deng, Telephone No: ***************

The address specified in the preceding paragraph may be used as the address for delivery of relevant documents and litigation documents. Should the relevant documents and litigation documents have not been actually received due to the incorrect address, the date of receipt of returned relevant documents and litigation documents shall be deemed to be the date of delivery.

Article 10: Supplementary provisions

By the consensus of the three parties, without any breach of relevant laws and regulations, the supplementary clauses reached by the parties shall be included as part of this Agreement. If the supplementary clauses are inconsistent with this Agreement, the supplementary clause shall prevail.

Article 11: Text form

If any amendments and supplements to this Agreement are made by the three parties, the supplementary agreement shall be signed separately. Any non-printed text or graphics in the body of this Agreement does not have any legal effect, unless agreed by the parties.

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Article 12: Agreement Annex

Annexes are matters related to this Agreement but not suitable for inclusion in the body of the Agreement. However, annexes have the same legal effect as this Agreement.

Article 13: Dispute resolution

Any relevant disputes incurred during the implementation of or related to this Agreement shall be resolved through friendly negotiation. In the event that the negotiation fails, any party may bring a lawsuit to the local people’s court with appropriate jurisdiction.

Article 14: Effective date of Agreement

This Agreement shall become effective on the date of signature or stamp seal of the three parties. This Agreement is made in triplicate, and each of the parties holds one copy and all copies have the same legal effect.

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Party A: Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd. [Corporate seal affixed herein]

Legal representative: /s/ Yumin Lin

Date: July 13, 2019

Party B: /s/ Xingwen Wang

Date: July 13, 2019

Party C: Fortune Valley Treasures, Inc. [Corporate seal affixed herein]

Legal Representative: /s/ Yumin Lin

Date: July 13, 2019

Annexes:

1. Copies of the business licenses of Party A, Party C and the Target Company, and a copy of the legal representatives’ national ID cards;

2. A copy of Party B’s national ID card.

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